Exhibit 10.2

FOURTH AMENDMENT TO SECOND LIEN CREDIT AND SECURITY AGREEMENT

This FOURTH AMENDMENT TO SECOND LIEN CREDIT AND SECURITY AGREEMENT (this “Agreement”) is entered into and effective as of August 11, 2016, by and among Katy Industries, Inc., a Delaware corporation (the “Company”), Continental Commercial Products, LLC, a Delaware limited liability company (“CCP”), FTW Holdings, Inc., a Delaware corporation “FTW Holdings”), Fort Wayne Plastics, Inc., an Indiana corporation (“Fort Wayne”; the Company, CCP, FTW Holdings and Fort Wayne, individually and collectively, the “Borrower” or the “Borrowers”), Victory Park Management, LLC,  in its capacity as administrative agent and collateral agent for the Lenders  (in such capacity, the “Agent”), the Lenders party hereto.

Recitals:

A.	Borrowers, Agent and the Lenders party thereto are party to that certain Second Lien Credit and Security Agreement dated as of April 7, 2015 (as previously amended and as may be further amended from time to time, the “Second Lien Credit Agreement”).

B.	Borrowers have notified Agent and the Lenders that various Events of Default have occurred and are continuing, including those listed on Schedule 1 hereto, none of which are being waived hereunder and all rights and remedies in respect of which are hereby expressly reserved.

C.	In light of the financial position of Borrowers and the immediate need for an additional infusion of cash, as communicated to Agent and the Lenders, Borrowers, Agent and the Lenders party hereto have agreed to the provisions set forth herein on the terms and conditions contained herein.

Agreement

Therefore, in consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, each Borrower and the Lender hereby agree as follows:

1.            Definitions.  Capitalized terms used and not otherwise defined herein have the meanings given to them in the Second Lien Credit Agreement.

2.            Amendment.  Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Second Lien Credit Agreement is hereby amended as follows:

2.1.         Each of Borrowers and Lenders hereby acknowledge and agree that, immediately prior to the execution and delivery hereof, (i) the outstanding principal balance of the Existing Term Loan (as defined in the Credit Agreement as amended hereby, but excluding, for the sake of clarity, the Priority Term Loan A) immediately prior to the execution and delivery hereof is $25,843,392.34 and (ii) the outstanding principal balance of the Priority Term Loan A is $750,000 (the “Existing Priority Term Loan A”).  VPC SBIC I, LP, as the Priority TL-A Lender hereto agrees, on the terms and subject to the conditions set forth herein, to lend to Borrowers on the Fourth Amendment Effective Date and as an accommodation to Borrowers in light of its financial position as of the Fourth Amendment Effective Date, an additional amount equal to $5,750,000 (such loan, the “Fourth Amendment Priority Term Loan A” as defined in the Credit Agreement as amended hereby).  Such Fourth Amendment Priority Term Loan A shall be made in addition to the Existing Priority Term Loan A and not in repayment thereof, shall be funded as an increase to the Existing Priority Term Loan A under the Second Lien Credit Agreement immediately prior to the effectiveness of the Fourth Amendment Effective Date, and shall constitute a part of the Priority Term Loan A for all purposes under the Second Lien Credit Agreement (as amended by this Amendment) and the other Loan Documents.  The terms and provisions of the Fourth Amendment Priority Term Loan A shall be identical to those of the Existing Priority Term Loan A under the Second Lien Credit Agreement, and all references in the Second Lien Credit Agreement to the Priority Term Loan A shall be deemed to refer to the Existing Priority Term Loan A and the Fourth Amendment Priority Term Loan A, collectively.  Without limiting the generality of the foregoing, such Fourth Amendment Priority Term Loan A shall (i) be deemed a Loan and constitute Obligations under the Loan Documents and have all of the benefits thereof, (ii) have all of the rights, remedies, privileges and protections applicable to the Loans under the Second Lien Credit Agreement (as amended by this Amendment) and the other Loan Documents, (iii) be secured by, along with the Existing Priority Term Loan A, the Liens granted to Agent under any Collateral Document on a senior priority basis as to the Existing Term Loan, and (iv) be evidenced by a Second Lien Term Loan Note, to the extent requested by the Priority TL-A Lender.  Immediately after giving effect to the making of the Fourth Amendment Priority Term Loan A on the Fourth Amendment Effective Date, the principal amount of the Priority Term Loan A outstanding under the Second Lien Credit Agreement (as amended by this Amendment) shall be $6,500,000.

2.2.         Section 1.01 of the Second Lien Credit Agreement is hereby amended by deleting the definitions currently set forth therein for the following terms and substitute the following in lieu thereof, respectively, in the appropriate alphabetical order:

“Change of Control” means an event or series of events by which the Company shall fail to own and control, beneficially and of record (directly or indirectly) 100% of the issues and outstanding Equity Interests of each of its Subsidiaries, except where such failure is the result of a transaction permitted under the Loan Documents.

“Current Interest Rate” means (a) with respect to the Existing Term Loan, the PIK Interest Rate, and (b) with respect to the Priority Term Loan A, the Priority PIK Interest Rate.

“Default Rate” means a rate equal to the lesser of (x)(a) with respect to the Existing Term Loan, the PIK Interest Rate plus 5% per annum, and (b) with respect to the Priority Term Loan A, the Priority PIK Interest Rate plus 5% per annum, and (y) the highest lawful rate; provided, that the foregoing shall not reduce or otherwise impact interest accrued at the Default Rate prior to the effectiveness of the Fourth Amendment, all of which shall be a continuing obligation of the Borrowers.

“PIK Interest Rate” means twelve percent (12.00%) per annum.

“Priority TL-A Lender” means the Lender under the Third Amendment Priority Term Loan A and the Fourth Amendment Term Loan A.

“Priority Term Loan A” means the Third Amendment Priority Term Loan A and the Fourth Amendment Priority Term Loan A.

“Priority Term Loan A Maturity Date” means the earlier to occur of (x) the acceleration of the Loans after the occurrence and during the continuation of any Event of Default, including by written notice by the Lenders or automatically, in each case, in accordance with the terms hereof, and (ii) August 11, 2017; provided, that, the outside date under this clause (ii) of the Priority Term Loan A Maturity Date shall automatically extend for a period of one (1) year under this clause (ii) as of August 11, 2017, unless notice of cancellation is provided by Lenders prior to such date.

“Term Loan” means the Existing Term Loan and the Priority Term Loan A.

2.3.         Section 1.01 of the Second Lien Credit Agreement is hereby further amended by deleting the definitions currently set forth therein for the following terms and substitute the following in lieu thereof, respectively, in the appropriate alphabetical order:

“Budget” means that certain budget delivered to Agent and the Credit Parties by Alvarez & Marsal on July 19, 2016.

“Existing Term Loan” means any term loan made hereunder pursuant to Section 2.01(a).

“Fourth Amendment” means that certain Fourth Amendment to the Second Lien Credit and Security Agreement, dated as of the Fourth Amendment Effective Date, by and among Borrowers, Agent, and the Lenders party thereto.

“Fourth Amendment Effective Date” means August 11, 2016.

“Fourth Amendment Priority Term Loan A” means the term loan made hereunder pursuant to Section 2.01(b)(ii) and the Fourth Amendment.

“Stock Purchase Agreement” means the Stock Purchase Agreement by and among KKTY Holding Company, LLC, a Delaware limited liability company, Kohlberg & Company, L.L.C., a Delaware limited liability company, Kohlberg Investors IV, L.P., Kohlberg TE Investors IV, L.P., Kohlberg Offshore Investors IV, L.P., Kohlberg Partners IV, L.P., and KOCO Investors IV, LP, each a Delaware limited partnership, VPC SBIC I, LP, a Delaware limited partnership, and the Company.

“Third Amendment Priority Term Loan A” means the term loan made hereunder pursuant to Section 2.01(b)(i) and the Third Amendment.

2.4.         Section 2.01(b) of the Second Lien Credit Agreement is deleted in its entirety and replaced with the following:

“(b)         Priority Term Loan A.

(i)           On the Third Amendment Effective Date, the Priority TL-A Lender agrees to lend to Borrowers an amount equal to $750,000.

(ii)          On the Fourth Amendment Effective Date, the Priority TL-A Lender agrees to the lend to Borrowers an amount equal to $5,750,000.

(iii)         Amounts of the Priority Term Loan A which are repaid or prepaid may not be reborrowed.”

2.5.         Section 2.01 of the Second Lien Credit Agreement is hereby amended by inserting a new subclause (c) at the end thereof as follows:

“(c)         Conversion of Existing Term Loan.

(i)           On or after the Fourth Amendment Effective Date and subject to the limitations set forth in Section 1.5 of the Stock Purchase Agreement, the Existing Term Loan shall, at the Agent’s option, be converted in whole or in part into shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”). The number of shares of Common Stock issuable upon conversion shall equal (i) the outstanding principal of, and accrued but unpaid, interest on, the Existing Term Loan being converted, divided by (ii) $0.0717424477829636 per share (as such amount is proportionately adjusted for stock splits, reverse stock splits, stock combinations, stock dividends and other distributions and recapitalizations affecting the capital stock of the Company after the Fourth Amendment Effective Date). The shares of Common Stock issuable upon conversion shall be distributed among the Lenders (including the Seller-Related Lenders) pro rata in accordance with their respective Term Loan Commitments under the Existing Term Loan.

(ii)          Subject to the limitations set forth in Section 1.5 of the Stock Purchase Agreement, the conversion rights set forth in this Section 2.01(c) are exercisable by the Agent upon delivery of written notice of such conversion to the Company at the address set forth in Section 11.02.  Such notice shall provide the amount of principal and accrued and unpaid interest under the Existing Term Loan to be converted and the number of shares of Common Stock to be issued to the Lenders (including the Seller-Related Lenders) in exchange therefor. Additionally, each Lender (including each Seller-Related Lender) shall enter into customary investor representations and warranties in connection therewith. Upon receipt by the Company of the foregoing items, each Lender (including each Seller-Related Lender) shall be entitled to receive a certificate for such Lender’s shares of Common Stock within a reasonable time, but not later than five (5) business days after the date on which the Company receives the notice of conversion. The shares of Common Stock shall be deemed to be issued to such Lenders (including the Seller-Related Lenders)  as the record owners of such shares of Common Stock as of the close of business on the date on which the Company receives the notice of conversion.

(iii)         This Section 2.01(c) shall constitute full authority to the officers of the Company who are charged with the duty of executing share certificates, to execute and issue the necessary certificates for shares of Common Stock upon the exercise of the conversion rights under this Section 2.01(c).  All shares of Common Stock that may be issued upon the exercise of the conversion rights set forth in this Section 2.01(c) will, upon such exercise or conversion, be validly issued and free from all taxes, liens, and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(iv)         Except as expressly set forth herein, this Section 2.01(c) does not entitle the Lenders (including the Seller-Related Lenders) to any distributions or voting rights or other rights as a holder of shares of Common Stock of the Company prior to the exercise hereof.

(v)          For the avoidance of doubt, it is acknowledged that the Lenders (including the Seller-Related Lenders) will be entitled to the benefit of all adjustments and changes made with regard to the Company’s capital stock as a result of splits, recapitalizations, combinations, reclassifications, capital reorganizations or other similar transactions affecting the Company’s capital stock underlying this Section 2.01(c) that occur prior to the complete exercise of the conversion rights under this Section 2.01(c).

(vi)         Each Lender (including each Seller-Related Lender) acknowledges and agrees that on the date of any such conversion that it is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”).

(vii)        Each Lender (including each Seller-Related Lender) understands that any shares of Common Stock issued pursuant to this Section 2.01(c) may be characterized as “restricted securities” under the federal securities laws and that under such laws and applicable regulations, any restricted securities may be resold without registration under the Securities Act only in certain limited circumstances.”

2.6.         Section 2.04(a) of the Second Lien Credit Agreement is deleted in its entirety and replaced with the following:

“(a)          Existing Term Loan.  Borrowers shall repay the outstanding principal amount of the Existing Term Loan in full, together with any accrued but unpaid interest on the Maturity Date.”

2.7.          Section 2.05(a)(i) of the Second Lien Credit Agreement is deleted in its entirety and replaced with the following:

“(i)          Subject to the payment of the Prepayment Premium, the Borrowers may, upon notice to the Lenders from the Borrowers, at any time or from time to time voluntarily prepay the Loan in whole or in part without premium or penalty (other than the Prepayment Premium); provided that: (A) such notice must be received by the Agent not later than 11:00 a.m. three Business Days prior to any date of prepayment; and (B) subject to applicable Law (including the SBIC Regulations), any prepayment shall be in a principal amount of $1,000,000 or a whole multiple of $250,000 in excess thereof or, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Borrower Agent, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment shall be accompanied by all accrued interest on the amount prepaid, together and the Prepayment Premium.  Except as otherwise provided in this Agreement, prepayments of the Obligations pursuant to this Section 2.05(a) shall be applied to (x) first, repay the outstanding principal balance of the Priority Term Loan A and all Obligations related thereto, and shall be accompanied by the applicable Prepayment Premium, until paid in full, and (y) second,  repay the outstanding principal balance of the Existing Term Loan, to the remaining installments thereof in inverse order of maturities, and shall be accompanied by the applicable Prepayment Premium.”

2.8.         Section 2.05(b)(vii) of the Second Lien Credit Agreement is deleted in its entirety and replaced with the following:

“Application of Mandatory Prepayments.  Except as otherwise provided in this Agreement, prepayments of the Obligations made pursuant to this Section 2.05(b), shall be applied to (x) first, repay the outstanding principal balance of the Priority Term Loan A and all Obligations related thereto, and shall be accompanied by the applicable Prepayment Premium, until paid in full, and (y) second, repay the outstanding principal balance of the Existing Term Loan, to the remaining installments thereof in the inverse order of maturities, and shall be accompanied by the applicable Prepayment Premium.”

2.9.         Section 2.07(a)(i) of the Second Lien Credit Agreement is deleted in its entirety and replaced with the following:

“(i)          The Existing Term Loan shall bear interest on the unpaid principal amount thereof from the date issued through the date such Existing Term Loan is paid in full in cash (whether on the Maturity Date, by prepayment, acceleration or otherwise) at the PIK Interest Rate.  Interest on the Term Loan shall be computed on the basis of a 360-day year and actual days elapsed and, subject to Section 2.07(b), shall be compounded, capitalized and added to the principal amount of the Existing Term Loan, in arrears, on the last day of each calendar month (each, an “Interest Date”) during the period beginning on the Fourth Amendment Effective Date and ending on, and including, the Termination Date (and once compounded, capitalized and so added, shall itself bear interest in accordance herewith).”

2.10.       Section 2.07(b)(i) of the Second Lien Credit Agreement is deleted in its entirety and replaced with the following:

“(i)          On each such Interest Date, from and after the Fourth Amendment Effective Date, Borrowers shall, with respect to interest at the PIK Interest Rate, as set forth below, accrue and capitalize the PIK Amounts to the outstanding principal of the Existing Term Loan. On each Interest Date, the then outstanding principal on the Existing Term Loan shall be increased by an amount (the “PIK Amount”) equal to the PIK Interest Rate.”

2.11.       Section 2.07(c) of the Second Lien Credit Agreement is deleted in its entirety and replaced with the following:

“(i)          If any amount payable by the Borrowers under any Loan Document is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then such amount shall thereafter (from the time not paid or, if applicable, following the expiration of any applicable grace period) at the discretion of the Agent, and upon the request of the Required Lenders, bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate, and be paid in kind, compounded, capitalized and added to the principal amount of the Loans on each Interest Date (pro rata as among the applicable Lenders) to the Loan type selected by Agent, to the fullest extent permitted by applicable Laws (including the SBIC Regulations).

(ii)           If any other Event of Default exists, then the Agent may, and upon the request of the Required Lenders shall, require (and notify the Borrowers thereof) that all outstanding Obligations shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate, which shall be paid in kind, to the fullest extent permitted by applicable Laws (including the SBIC Regulations).

2.12.       Section 2.08 of the Second Lien Credit Agreement is hereby amended by (i) deleting subclause (d) thereof in its entirety and replacing such subclause with the following subclause (d), and (ii) adding a new subclause (e) at the end thereof as follows:

“(d)         Maintenance Fee.  Borrowers shall pay to Agent, for its own account, a monthly maintenance fee, due and payable in arrears on the first Business Day of each month, commencing with the first Business Day of August, 2016, in the amount of $2,500, which fee shall be non-refundable.

(e)           Generally.  All fees payable hereunder shall be paid on the dates due, in immediately available funds, to Agent, for the ratable benefit of the Lenders.  Fees paid shall not be refundable under any circumstances.”

2.13.       Section 7.02 of the Second Lien Credit Agreement is hereby by amended by (i) deleting “and” after subclause (g) thereof, (ii) deleting “.” at the end of subclause (h) and inserting “; and” at the end thereof, and (iii) inserting a new subclause (i) at the end of such section as follows:

“(i)          concurrently upon the earlier of (i) delivery of a similar notice to the First Lien Agent or (ii) the request for the applicable advance under the First Lien Credit Agreement, a certification as to the use of proceeds of such advance, which in any event shall be used in strict compliance with Section 7.12 of the First Lien Credit Agreement.”

2.14.       Section 7.12 of the Second Lien Credit Agreement is deleted in its entirety and replaced with the following:

“7.12       Use of Proceeds.  Use the proceeds of (i) the Credit Extensions (a) to finance a portion of the Centrex Acquisition, (b) to pay costs, fees and expenses in connection with the Transactions, and (c) for working capital, capital expenditures, and other general corporate purposes not in contravention of any Law or of any Loan Document, it being agreed and understood that all proceeds of the Existing Term Loan received by the Company, if any, shall be contributed to CCP (including for purposes of consummating the Centrex Acquisition on the Closing Date) and the excess, if any, to other Subsidiaries of the Company that are Borrowers (provided, further, that any such proceeds received by FTW Holdings, Inc., a Delaware corporation, shall be contributed to Fort Wayne Plastics, Inc., an Indiana corporation), (ii) the Third Amendment Priority Term Loan A for working capital, capital expenditures, and other general corporate purposes not in contravention of any Law or of any Loan Document, and (iii) the Fourth Amendment Priority Term Loan A (a) to reduce outstandings under the revolving credit facility under the First Lien Credit Agreement to provide the Borrowers with sufficient liquidity, (b) to make payments for past-due vendor payables in amounts not less than the amounts set forth in the Budget and at the times set forth in the Budget and (c) any costs, expenses, and all other payment amounts related to the Fourth Amendment and the transactions contemplated thereby.”

2.15.       Article VII of the Second Lien Credit Agreement is hereby amended by adding new Sections 7.27 and 7.28 at the end thereof as follows:

“7.27       Budget.  From and after the Fourth Amendment Effective Date, the Borrowers shall operate the business in accordance with the Budget.  The Budget shall be subject to a permitted variance (“Permitted Variance”) as follows:  (i) all favorable variances, (ii) an unfavorable variance of no more than fifteen percent (15%) with respect to cumulative cash receipts and (iii) an unfavorable variance of no more than ten percent (10%) with respect to cumulative cash disbursements, tested as of the end of the second (2nd) calendar week after the Fourth Amendment Effective Date, and, thereafter, on a trailing two (2) week basis; provided, however, the variance of any single line item of the Budget shall not be more than fifteen percent (15%) without the written approval of Agent and the Lenders.

7.28         First Lien Covenants.  Comply with Sections 5.3, 5.4, 5.5 and 5.7 of that certain Amendment No. 4 and Forbearance Agreement with respect to the First Lien Credit Agreement, dated as of the Fourth Amendment Effective Date.”

2.16.       Section 8.02 of the Second Lien Credit Agreement is hereby by amended by (i) deleting “and” after subclause (p) thereof, (ii) deleting “.” at the end of subclause (q) and inserting “; and” at the end thereof, and (iii) inserting a new subclause (r) at the end of such section as follows:

“(r)          without the prior written consent of Agent, no Borrower nor any of their Subsidiaries shall issue or sell, or incur or raise any debt under, any debt or equity securities, or otherwise incur any Indebtedness for borrowed money.”

2.17.       Section 8.12(d) of the Second Lien Credit Agreement is deleted in its entirety and replaced with the following:

“(d)         Minimum Availability.  Permit Availability (as defined in the First Lien Credit Agreement), after taking into account each use of the Revolving Credit Facility (as defined in the First Lien Credit Agreement), to be less than $500,000 at any time.”

2.18.       Section 8.19 of the Second Lien Credit Agreement is deleted in its entirety and replaced with the following:

“8.19       Centrex Earnout.Pay or otherwise redeem, exchange, purchase, retire or defease, or contribute to any sinking fund or similar arrangement in respect of, the Centrex Earnout until all of the Obligations are Paid in Full; provided, that the Centrex Earnout may be converted in accordance with the terms and provisions of that certain letter agreement, dated as of the Fourth Amendment Effective Date, by and among the Credit Parties, Centrex Plastics, LLC, T.R Plastics, LLC, Terence L. Reinhart, Agent and the Lenders.”

2.19.       Section 9.01 of the Second Lien Credit Agreement is hereby by amended by (i) deleting “.” at the end of subclause (s) and inserting “; or” at the end thereof, and (ii) inserting new subclauses (t) and (u) at the end of such section as follows:

“(t)          The cessation or termination, for any reason, of the “Forbearance Period” under the First Lien Credit Agreement prior to the scheduled termination date of February 5, 2017; or

(u)           The failure of Borrowers to timely utilize advances subject to the Vendor Payable Block (as defined in the First Lien Credit Agreement) for purposes set forth in Sections 2.01(c), 2.01(d) and 7.12 of the First Lien Credit Agreement.”

2.20.       Section 11.02(a)(i)(y) of the Second Lien Credit Agreement is deleted in its entirety and replaced with the following:

(y) If to a Loan Party:

Katy Industries, Inc.
11840 Westline Industrial Dr.
St. Louis, Missouri 63146
Attention: Dave Feldman, Chief Executive Officer
Facsimile No.: 314-739-8558

3.            Effectiveness.  This Amendment shall become effective as of the Date (the “Fourth Amendment Effective Date”), on which each of the following conditions is satisfied:

3.1.         counterparts of this Amendment shall have been executed and delivered by Borrowers, the other Credit Parties, Priority TL-A Lender, the other Lenders and Agent;

3.2.         delivery of an amendment and forbearance agreement with respect to the First Lien Credit Agreement executed by the Credit Parties party thereto, the First Lien Agent and the First Lien Lenders, in form and substance reasonably satisfactory to Agent;

3.3.         delivery to Agent of the documents and other items identified in the closing checklist set forth on Exhibit A hereto, each in form and substance reasonably satisfactory to Agent;

3.4.         a written modification to the payment of the Centrex, in form and substance reasonably satisfactory to Agent;

3.5.         evidence satisfactory to Agent of the subordination of all debt owed to creditors of Borrowers and the other Credit Parties, other than trade creditors in the ordinary course of business and the First Lien Lenders;

3.6.         completion of the sale of all of the convertible preferred shares of the Company that are currently owned by KKTY Holding Company, L.L.C., a Delaware limited liability company (the “Seller”), to VPC SBIC I, LP, a Delaware limited partnership (the “Buyer”), pursuant to that certain Stock Purchase Agreement, dated as of the date hereof (the “Stock Purchase Agreement”), by and among the Seller, Kohlberg & Company, L.L.C., Kohlberg Investors IV, L.P., Buyer and the Company;

3.7.          the resignation of all of the current members of the board of directors of the Company (the “Board”) other than David Feldman and the appointment of a new director designated by the Agent to the Board by the remaining member of the Board; and

3.8.         payment in full in cash of all fees, costs and expenses then owing to Ropes & Gray, Cole Schotz P.C., Alvarez & Marsal and Houlihan Lokey; provided that such condition may be waived solely by the Company.

4.            Representations and Warranties and Acknowledgments of Borrower.  Each Borrower hereby jointly and severally represents and warrants to Agent and the Lenders that (i) each Borrower’s execution of this Agreement has been duly authorized by all requisite action of each Borrower, (ii) no consents are necessary from any third parties for any Borrower’s execution, delivery or performance of this Agreement, and (iii) this Agreement, the Second Lien Credit Agreement, and each of the other Loan Documents, constitute the legal, valid and binding obligations of each Borrower enforceable against such Borrower in accordance with their terms, except to the extent that the enforceability thereof against such Borrower may be limited by bankruptcy, insolvency or other laws affecting the enforceability of creditors rights generally or by equity principles of general application.    As a result of existing Events of Default, Agent and the Lenders, among other things, (i) are not obligated to make any further Loans to Borrower, (ii) may declare any commitments to be terminated, (iii) may declare all Loans and all other obligations under the Second Lien Credit Agreement and the other Loan Documents to be due and payable (i.e., accelerate the Loans and such other obligations) (whereupon any such commitments shall immediately terminate and/or all Loans and other obligations under the Second Lien Credit Agreement and the other Loan Documents shall become immediately due and payable, all without presentment, demand, protest or notice of any kind), and/or (iv) may exercise on behalf of Agent and/or or the Lenders all rights and remedies available to them under the Loan Documents and/or applicable law (including, without limitation, the Uniform Commercial Code as in effect from time to time in all relevant jurisdictions).  Such rights include, without limitation, the right to foreclose on, or otherwise commence sale proceedings in respect of, any and all of the Collateral.  As an accommodation to Borrower, Agent and the Lenders, in their sole and absolute discretion, may delay or otherwise forbear from taking any such actions described in the immediately preceding sentences to afford Borrower, Agent and the Lenders additional time to (a) address and resolve any existing Events of Default, (b) evaluate the business, assets, liabilities, condition (financial and otherwise) and prospects of Borrowers and its Subsidiaries and/or (c)otherwise consider and evaluate a restructuring of the transactions evidenced by the Second Lien Credit Agreement and the other Loan Documents or other alternatives available to Agent and the Lenders, including, without limitation, a sale (whether by foreclosure or similar proceedings or otherwise) of Borrowers and its Subsidiaries and/or all or any portion of their respective assets and Property or equity interests and securities; provided, that, (i) such delay and forbearance may be terminated by Agent and the Lenders at any time and for any reason in their sole and absolute discretion and (ii) such delay and forbearance shall not be deemed to be a waiver or otherwise affect any Event of Default that may be existing or hereafter arise (whether or not Agent or any Lender has knowledge or notice thereof) or the rights and remedies of Agent and the Lenders, all of which hereby are expressly reserved in their entirety and may be exercised at any time in the sole and absolute discretion of Agent and the Lenders in accordance with the Second Lien Credit Agreement.

5.            Acknowledgement and Waiver.  Each Lender that is not the Priority TL-A Lender agrees and acknowledges that it was afforded the right to participate in the Priority Term Loan A by lending its pro rata portion of the Priority Term Loan A to Borrowers (subject to the same voting arrangements as those that apply to the Existing Term Loan), and that each such Lender elected not to exercise such right of participation.  Each such Lender also agrees and acknowledges that the Priority Term Loan A is “senior” to the Existing Term Loan, and is entitled to be repaid and prepaid (including with the proceeds of any and all Collateral), until paid in full, before any repayment or prepayment may be made in respect of the Existing Term Loan.  Each such Lender also agrees to execute and deliver to the Priority TL-A Lender such agreements and documents as may be reasonably requested by the Priority TL-A Lender (including any subordination agreement) to evidence and further effectuate the terms and conditions set forth herein.

6.            Customer Identification - USA PATRIOT Act Notice.  Agent hereby notifies each Borrower, each other Loan Party that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (as amended from time to time (including any successor statute) and together with all rules promulgated thereunder, collectively, the “Act”), it is required to obtain, verify and record information that identifies each Borrower, each other Loan Party, which information includes the name and address of each Borrower, each other Loan Party and other information that will allow the Lender to identify each Borrower, each other Loan Party in accordance with the Act.

7.            Reaffirmation.  Each Borrower hereby jointly and severally represents, warrants, acknowledges and confirms that (i) except as specifically modified by the terms of this Agreement, the Second Lien Credit Agreement and the other Loan Documents remain in full force and effect as amended by this Agreement, (ii) Borrowers have no defense to its obligations under the Second Lien Credit Agreement and the other Loan Documents, and the Obligations are due and owing to the Lenders without setoff or counterclaim, (iii) the Liens of Agent under the Loan Documents secure all the Obligations, are reaffirmed in all respects, continue in full force and effect, have the same priority as before this Agreement, and are not impaired or extinguished in any respect by this Agreement, and (iv) Borrowers have no claim against Agent or any of the Lenders arising from or in connection with the Second Lien Credit Agreement or the other Loan Documents and any such claim is hereby irrevocably waived and released and discharged forever.  Until the Obligations are paid in full in cash and all obligations and liabilities of Borrowers under this Amendment, the Second Lien Credit Agreement and the Loan Documents are performed and paid in full in cash, each Borrower agrees and covenants it is bound by the covenants and agreements set forth in the Second Lien Credit Agreement, Loan Document and in this Agreement.  Each Borrower hereby ratifies and confirms the Obligations.  This Agreement does not create or constitute, and is not, a novation of the Second Lien Credit Agreement and the other Loan Documents.

8.            Release.  AS A MATERIAL PART OF THE CONSIDERATION FOR AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT, EACH BORROWER, FOR ITSELF AND ITS OFFICERS, MEMBERS, MANAGERS, SHAREHOLDERS, PARTNERS, DIRECTORS, EMPLOYEES AND AGENTS (COLLECTIVELY “RELEASOR”) HEREBY FOREVER RELEASES, FOREVER WAIVES AND FOREVER DISCHARGES AGENT AND EACH LENDER AND ITS PREDECESSORS, SUCCESSORS, ASSIGNS, OFFICERS, MANAGERS, DIRECTORS, SHAREHOLDERS, INVESTMENT MANAGERS, PARTNERS, EMPLOYEES, AGENTS, ATTORNEYS, REPRESENTATIVES, PARENT CORPORATIONS, SUBSIDIARIES, AND AFFILIATES (HEREINAFTER ALL OF THE ABOVE COLLECTIVELY REFERRED TO AS “LENDER GROUP”), JOINTLY AND SEVERALLY, FROM ANY AND ALL CLAIMS, COUNTERCLAIMS, DEMANDS, DAMAGES, DEBTS, AGREEMENTS, COVENANTS, SUITS, CONTRACTS, OBLIGATIONS, LIABILITIES, ACCOUNTS, OFFSETS, RIGHTS, ACTIONS, AND CAUSES OF ACTION OF ANY NATURE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ALL CLAIMS, DEMANDS, AND CAUSES OF ACTION FOR CONTRIBUTION AND INDEMNITY, WHETHER ARISING AT LAW OR IN EQUITY, AND WHETHER ARISING UNDER, ARISING IN CONNECTION WITH, OR ARISING FROM, THE SECOND LIEN CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS OR OTHERWISE, PRESENTLY POSSESSED, WHETHER KNOWN OR UNKNOWN, WHETHER LIABILITY BE DIRECT OR INDIRECT, LIQUIDATED OR UNLIQUIDATED, PRESENTLY ACCRUED, WHETHER ABSOLUTE OR CONTINGENT, FORESEEN OR UNFORESEEN, AND WHETHER OR NOT HERETOFORE ASSERTED, WHICH RELEASOR MAY HAVE OR CLAIM TO HAVE, AGAINST ANY OF LENDER GROUP, IN EACH CASE TO THE EXTENT ARISING OR ACCRUING ON OR PRIOR TO THE DATE HEREOF.

9.            Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS.

10.          Section Titles.  The section titles in this Agreement are for convenience of reference only and shall not be construed so as to modify any provisions of this Agreement.

11.          Fees and Expenses.  All fees (other than any fees owed to Agent’s legal counsel), costs and expenses owing to Agent and the Lenders under the Second Lien Credit Agreement and the other Loan Documents prior to the date hereof shall continue to accrue as of the date hereof and will become due and payable upon the earliest of (i) the termination of the “Forbearance Period” under the First Lien Credit Agreement, (ii) the Maturity Date, and (iii) the date on which all or any portion of the principal amount of the Obligations is accelerated in accordance with terms of the Loan Documents.

12.          Counterparts; Facsimile Transmissions.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or in PDF format shall be effective as delivery of a manually executed counterpart of this Agreement.

13.          Loan Document.  This Agreement is a Loan Document.

14.          Notice—Oral Commitments Not Enforceable.  The following notice is given pursuant to Section 815 ILCS 160/1 et seq of the Illinois Revised Statutes.  Nothing contained in the following notice shall be deemed to limit or modify the terms of this Agreement and the other Loan Documents:

ORAL OR UNEXECUTED AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED AND THAT IS IN ANY WAY RELATED TO THE LOAN AND THE LOAN DOCUMENTS. TO PROTECT BORROWERS AND EACH OTHER OBLIGOR (BORROWER) AND THE LENDERS (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS BORROWERS AND THE LENDERS REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

Each Borrower acknowledges that there are no other agreements between or among Agent, any Lender, any Borrower, any other Loan Parties, oral or written, concerning the subject matter of the Loan Documents, and that all prior agreements concerning the same subject matter, including any proposal or commitment letter, are merged into the Loan Documents and thereby extinguished.

{remainder of page intentionally left blank; signature pages follows}

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

BORROWERS:

Katy Industries, Inc.,
a Delaware corporation

By:	/s/ David J. Feldman
David J. Feldman, Chief Executive Officer

Continental Commercial Products, LLC,
a Delaware limited liability company

By:	/s/ David J. Feldman
David J. Feldman, Chief Executive Officer

FTW Holdings, Inc., a Delaware corporation

By:	/s/ David J. Feldman
David J. Feldman, Chief Executive Officer

Fort Wayne Plastics, Inc., an Indiana corporation

By:	/s/ David J. Feldman
David J. Feldman, Chief Executive Officer

Signature Page to Fourth Amendment to Second Lien Credit and Security Agreement

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

Victory Park Management, LLC, as Agent

By:	/s/ Scott Zemnick
Print Name: Scott Zemnick
Title: Manager

VPC SBIC I, LP, as a Lender and as Priority TL-A Lender

By:	Victory Park Capital Advisors, LLC, its investment manager

By: Scott Zemnick
Print Name: Scott Zemnick
Title: General Counsel

Signature Page to Fourth Amendment to Second Lien Credit and Security Agreement

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

Centrex Plastics, LLC

By:	/s/ Terrence L. Reinhart
Print Name: Terrence L. Reinhart
Title:Managing Member

Signature Page to Fourth Amendment to Second Lien Credit and Security Agreement

EXHIBIT A

Fourth Amendment Closing Checklist

Primary Loan Documents

1.	Fourth Amendment to Second Lien Credit and Security Agreement

Exhibit A	Closing Checklist

Schedule 1	Events of Default

2.	Second Lien Term Note issued to VPC SBIC I, LP (Priority Term Loan A)

Other Required Deliverables

3.	Secretary’s Certificate for each Borrower and each Guarantor, certifying as to no change to each charter and operating agreement:

Exhibit A	Resolutions

Exhibit B	Incumbency

4.	Stock Purchase Agreement

5.	Letter Agreement re Centrex Earnout

6.	Amendment No. 4 and Forbearance Agreement (First Lien Credit Agreement)

SCHEDULE 1

Existing Defaults

1.	Borrowers’ failure to provide cash forecasts as required pursuant to Section 3(iii) of Limited Waiver and Amendment to Second Lien Credit and Security Agreement and Waiver (the "Limited Waiver"), which is an Event of Default according to the terms of the Limited Waiver.

2.	Event of Default under Section 9.01(b) arising from the breach of the following covenants:

a.	Borrowers' failure to notify Lender of the Specified Defaults as required by Section 7.03(a).

b.	Borrowers’ failure to provide notice, as required by Section 7.03(b) of any Default and Event of Default under the First Lien Credit Agreement, as listed on Exhibit A of the Amendment No. 4 and Forbearance Agreement with respect to the First Lien Credit Agreement.

c.	Borrowers’ failure to provide notice of board and committee meetings and failure to provide such consents, minutes or other materials as required by Section 7.24.

d.	Borrowers’ permitting Consolidated EBITDA to be less than the levels required under Section 8.12(c) of the Credit Agreement for the period ended May 31, 2016.

e.	Borrowers’ permitting the Leverage Ratio to be greater than the levels required under Section 8.12(e) of the Credit Agreement for the period ended May 31, 2016.

f.	Borrowers’ permitting the Availability to be less than $1,000,000 for the period beginning June 3, 2016 and ending on the date hereof, breaching Section 8.12(d).

g.	Borrowers' incurring Liens resulting from the failure to make the payments mentioned in paragraph 3(a) below, breaching Section 8.01(d).

h.	Borrowers’ failure to give notice in accordance with Section 7.03(o) of the non-payment of rent at the following locations: 11840 Westline Industrial Drive, St. Louis, MO 63146, 321 Wilson Drive, Jefferson City, MO 63144, 1780 South County Road 1, Tiffin, OH 44883, 50 Belfield Road, Etobicoke, Ontario M9W 1G1 and 105-123 Byassee Drive, Hazelwood, MO 63043.

3.	Event of Default under Section 9.01(c) arising from the breach of the following covenants that have not been cured within the applicable time period:

a.	Borrowers’ failure to make payment under certain Leases of real property in accordance with Section 7.19 with respect to the following locations: 11840 Westline Industrial Drive, St. Louis, MO 63146, 321 Wilson Drive, Jefferson City, MO 63144, 1780 South County Road 1, Tiffin, OH 44883, 50 Belfield Road, Etobicoke, Ontario M9W 1G1 and 105-123 Byassee Drive, Hazelwood, MO 63043.

b.	Borrowers’ failure to pay the lawful claims due to a landlord, vendor or mechanic in accordance with Section 7.04 at the locations listed in 3(a) above.

4.	Event of Default under Section 9.01(a) arising from the Borrowers’ failure to make payments of principal, interest and other amounts, including the $240,000 closing fee referenced below.

5.	Event of Default under Section 9.01(e) as listed on Exhibit A of the Amendment No. 4 and Forbearance Agreement with respect to the First Lien Credit Agreement.

6.	Event of Default under Section 9.01(k) due to Borrowers' breach of the following contracts:

a.	The leases identified in 3(a) above.

7.	Event of Default under Section 9.01(d) arising from a breach of any representation, warranty, certification or statement regarding the occurrence or existence (or lack thereof) of any Specified Default.

8.	Event of Default under Section 9.01(o) arising from the Borrowers’ failure to make payment under the leases identified in 3(a) above.

9.	Event of Default under Section 9.01(s) arising from the occurrence of any Existing Default that has had, as of the Fourth Amendment Effective Date, based on the reasonable Credit Judgment of the Lender, a Material Adverse Effect of the type described in clause (a) or (b) of the definition thereof.

10.	Event of Default under Section 9.01(b) arising from the breach of the covenant in Section 7.03(b) as a result of the Borrowers' failure to provide notice of any Existing Default that has resulted in a Material Adverse Effect as of the Fourth Amendment Effective Date.

11.	Event of Default arising from the Borrowers’ failure to comply with Section 3(vi) of the Limited Waiver.

12.	Event of Default arising from the Borrowers’ failure to pay the closing fee of $240,000 to the Agent, for the ratable benefit of the Lenders, pursuant to Section 3(vii) of the Limited Waiver.

Anticipated Defaults

1.	Potential defaults under Section 9.01(b) due to the following:

a.	Borrowers’ potential failure to maintain Consolidated EBITDA greater than the levels required under Section 8.12(c) of the Credit Agreement for any reporting period under the Credit Agreement prior to the expiration or earlier termination of the Forbearance Period (as defined in the Amendment No. 4 and Forbearance Agreement with respect to the First Lien Credit Agreement);

b.	Borrowers’ potential failure to maintain the Leverage Ratio at or below the levels required under Section 8.12(e) of the Credit Agreement for any reporting period under the Credit Agreement prior to the expiration or earlier termination of the Forbearance Period (as defined in the Amendment No. 4 and Forbearance Agreement with respect to the First Lien Credit Agreement).

c.	Borrowers’ potential failure to maintain the Consolidated Fixed Charge Coverage Ratio greater than the levels required under Section 8.12(a) of the Credit Agreement for any reporting period under the Credit Agreement prior to the expiration or earlier termination of the Forbearance Period (as defined in the Amendment No. 4 and Forbearance Agreement with respect to the First Lien Credit Agreement).

2.	Potential default under Section 9.01(b) due to the following:

a.	Borrower's potential failure to deliver Compliance Certificates that demonstrate compliance with Section 8.12 and potential failure to timely deliver a Compliance Certificate for the Fiscal Quarter ended June 30, 2016, in accordance with Section 7.02(c). Such failure will not be an Event of Default if the Compliance Certificate for the Fiscal Quarter ended June 30, 2016 is delivered (even if it does not show compliance) by September 13, 2016.

b.	Borrower's potential failure to timely deliver quarterly financial statements and timely file its 10-Q report with the SEC for the Fiscal Quarter ended June 30, 2016 pursuant to Section 7.01(b). Such failure will not be an Event of Default if the 10-Q is filed by September 13, 2016.

3.	Potential default due to Borrowers’ potential failure to provide cash forecasts as required pursuant to Section 3(iii) of Limited Waiver.

4.	Potential default under Section 9.01(c) due to Borrowers' potential failure to maintain fiduciary and crime coverage insurance under Section 7.07. Such failure will not be an Event of Default if coverage is in place by September 1, 2016.